Exhibit 10.17

Re:	515 Post Oak
515 Post Oak Boulevard
Houston, Texas

TENTH AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF HARRIS	§

THIS TENTH AMENDMENT TO LEASE (this “Amendment”) has been executed as of the 2nd day of April, 2003, by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Landlord”), and WEATHERFORD INTERNATIONAL, INC. (“Tenant”).

R E C I T A L S:

A. Cigna Investments, Inc. (“Cigna”) and Weatherford Enterra U.S., Limited Partnership (“Prior Tenant”) have heretofore executed that certain Lease Agreement (the “Original Lease”), dated as of January 26, 1996, pursuant to which Tenant initially leased approximately 73,746 rentable square feet on floors 2, 6, 9, 10 and 11 and certain storage space in that certain building known as 515 Post Oak, located at 515 Post Oak Boulevard, Houston, Texas, and more particularly described in the Lease (the “Building”); as the Original Lease was amended by (1) First Amendment to Lease Agreement, dated as of April 11, 1996, by and between Cigna and Prior Tenant, pursuant to which Prior Tenant leased approximately an additional 13,937 rentable square feet on the seventh (7th) floor of the Building; (2) Second Amendment to Lease, dated as of September 16, 1996, by and between Cigna and Prior Tenant, pursuant to which Prior Tenant leased an additional approximately 549 rentable square feet on the seventh (7th) floor of the Building; (3) Third Amendment to Office Lease, dated as of July 10, 1998, by and between Transwestern CG Partners I, L.P. (“Prior Landlord”) and Prior Tenant, pursuant to which Prior Tenant leased an additional approximately 1,853 rentable square feet on the seventh (7th) floor of the Building; (4) Fourth Amendment to Office Lease, dated as of July 30, 1998, by and between Prior Landlord and Prior Tenant, pursuant to which Prior Tenant leased an additional approximately 3,617 rentable square feet on the second (2nd) floor of the Building, an additional approximately 45,479 rentable square feet on the second (2nd) and third (3rd) floors of the Building and an additional approximately 5,036 rentable square feet on the fifth (5th) floor of the Building, commencing at the expiration of sublease (i.e., July 1, 1999); (5) Temporary Space License Agreement, dated as of July 19, 1999, by and between Prior Landlord and Tenant, pursuant to which Tenant was granted a temporary license to begin construction on the Sixth Expansion Space (hereafter defined); (6) Fifth Amendment to Office Lease, dated as of August 13, 1999, by and between Prior Landlord and Tenant, pursuant to which Tenant leased an additional approximately 7,702 rentable square feet on the second (2nd)

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floor of the Building, approximately 5,703 rentable square feet on the second (2nd) floor of the Building, approximately 10,830 rentable square feet on the fifth (5th) floor of the Building, approximately 6,901 rentable square feet on the eighth (8th) floor of the Building and approximately 4,994 rentable square feet on the eighth (8th) floor of the Building; (7) Sixth Amendment to Lease, dated as of June 20, 2000, by and between Landlord and Tenant, pursuant to which Tenant leased an additional approximately 9,215 rentable square feet on the fourth (4th) floor of the Building; (8) Seventh Amendment to Lease, dated as of December 6, 2000, by and between Landlord and Tenant, pursuant to which Tenant leased an additional approximately 481 rentable square feet on the first (1st) floor of the Building, approximately 1,992 rentable square feet on the first (1st) floor of the Building and approximately 1,132 rentable square feet on the seventh (7th) floor of the Building; (9) Eighth Amendment to Lease (the “Eighth Amendment”), last executed October 23, 2001, by and between Landlord and Tenant, pursuant to which Tenant leased an additional 2,956 rentable square feet on the first floor of the Building and an additional 31,804 rentable square feet located on the first, fourth and twelfth floors in the Building; and (10) Ninth Amendment to Lease (the “Ninth Amendment”), dated effective January 1, 2003, pursuant to which Tenant leased an additional 2,850 rentable square feet on the first (1st) floor of the Building (the “Eighteenth Expansion Space”), and, accordingly, the Premises, as so expanded, contain approximately 230,777 rentable square feet of space in the Building (collectively referred to as the “Current Premises”). The Original Lease, as so amended, is referred to as the “Lease.” Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.

B. Landlord has acquired the Building and succeeded to all of Prior Landlord’s interest as landlord under the Lease. Tenant has assumed all obligations of Prior Tenant under the Lease and succeeded to all of Prior Tenant’s interest as tenant under the Lease.

C. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Article I

CERTAIN AMENDMENTS

SECTION 1.01. Eighteenth Expansion Premises. As of the later to occur of: (a) July 1, 2003, or (b) ninety (90) days following delivery of the Eighteen Expansion Space to Tenant (the “Eighteenth Expansion Commencement Date”), and subject to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Current Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A-1 (the “Eighteenth Expansion Space”) consisting of approximately 7,656 rentable square feet located on the first (1st) floor in the Building (the Eighteenth

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Expansion Space, when added, and the Current Premises being collectively referred to as the “Premises”). Accordingly, the Premises leased to Tenant under the Lease shall consist of approximately 238,433 rentable square feet in the Building. The Eighteenth Expansion Commencement Date for the Eighteenth Expansion Space shall commence as set forth above, notwithstanding that Tenant has not substantially completed improvements to the Eighteenth Expansion Space. Tenant agrees to execute and deliver the Verification Letter in the form attached as Exhibit B-1 to confirm the Eighteenth Expansion Commencement Date.

SECTION 1.02. Nineteenth Expansion Premises. As of the later to occur of: (a) November 1, 2003, or (b) ninety (90) days following delivery of the Nineteenth Expansion Space to Tenant (the “Nineteenth Expansion Commencement Date”), and subject to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Current Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A-2 (the “Nineteenth Expansion Space”) consisting of approximately 4,682 rentable square feet located on the first (1st) floor in the Building (the Eighteenth Expansion Space, the Nineteenth Expansion Space, when added, and the Current Premises being collectively referred to as the “Premises”). Accordingly, the Premises leased to Tenant under the Lease shall consist of approximately 243,115 rentable square feet in the Building. The Nineteenth Expansion Commencement Date for the Nineteenth Expansion Space shall commence as set forth above, notwithstanding that Tenant has not substantially completed improvements to the Nineteenth Expansion Space. Tenant agrees to execute and deliver the Verification Letter in the form attached as Exhibit B-2 to confirm the Nineteenth Expansion Commencement Date.

SECTION 1.03. Term of Lease. The Expiration Date of the Lease for the entire Premises (including, without limitation, the Eighteenth and Nineteenth Expansion Spaces) is March 31, 2012, subject to adjustment and earlier termination as set forth in the Lease (the “Expiration Date”).

SECTION 1.04. Base Rent.

A. Eighteenth Expansion Space. As of the Eighteenth Expansion Commencement Date, the Base Rent for the Eighteenth Expansion Space only during the Term of the Lease for the Eighteenth Expansion Space shall be as follows:

Period:	Annual Base Rent per R.S.F.:
Eighteenth Expansion Commencement Date - 3/31/04	$20.00	*
4/1/04 – 3/31/07	$20.00
4/1/07 – 3/31/12	$24.50

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B. Nineteenth Expansion Space. As of the Nineteenth Expansion Commencement Date, the Base Rent for the Nineteenth Expansion Space only during the Term of the Lease for the Nineteenth Expansion Space shall be as follows:

Period:	Annual Base Rent per R.S.F.:
Nineteenth Expansion Commencement Date - 3/31/04	$20.00	*
4/1/04 – 3/31/07	$20.00
4/1/07 – 3/31/12	$24.50

*	Landlord hereby abates the Base Rent described above for only the Eighteenth Expansion Space and the Nineteenth Expansion Space through and including March 31, 2004. Tenant shall pay all other obligations accruing during such period. If Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

C. Current Premises. The Base Rent for the Current Premises shall remain as set forth in the Lease.

The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on or before the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.

SECTION 1.05. Tenant’s Pro Rata Share. As of the Eighteenth Expansion Commencement Date, Tenant’s Pro Rata Share shall be increased to 91.71% (i.e., 238,433 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building). As of the Nineteenth Expansion Commencement Date, Tenant’s Pro Rata Share shall be increased to 93.52% (i.e., 243,115 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building).

SECTION 1.06. Base Year. The Base Year for the Eighteenth Expansion Space and Nineteenth Expansion Space only shall be the calendar year 2004. The Base Year for the Current Premises shall remain as set forth in the Eighth Amendment and Ninth Amendment, respectively.

SECTION 1.07. Parking. As of the Eighteenth Expansion Commencement Date and Nineteenth Expansion Commencement Date, respectively, with respect to only the Eighteenth Expansion Space and Nineteenth Expansion Space, respectively, Tenant shall be entitled to up to three (3) additional parking permits per 1,000 rentable square feet contained in the Eighteenth Expansion Space and Nineteenth Expansion Space, respectively, to the parking garage associated with the Building on the same terms and conditions provided with respect to the original Parking Permits in Exhibit F to the Lease. With respect to such spaces, Tenant shall pay to Landlord, as parking rent*, $35.00, plus tax, per space per month for unassigned spaces and $75.00, plus tax, per space per month for assigned spaces.

*	Landlord hereby abates the parking rent described above for the spaces attributable only to the Eighteenth Expansion Space and the Nineteenth

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Expansion Space through and including June 30, 2006. Tenant shall pay all other parking charges attributable to the Current Premises in accordance with the Lease. If Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

SECTION 1.08. Delay in Delivery. Tenant acknowledges that there is currently an existing tenant occupying the Nineteenth Expansion Space. Tenant agrees to take possession of the Nineteenth Expansion Space from Landlord when such space becomes available for Landlord to lease to Tenant and Landlord tenders possession thereof to Tenant. The rental obligations shall commence on the Nineteenth Expansion Commencement Date as provided in Section 1.02 above (i.e., ninety (90) days following Landlord’s tender of possession to Tenant). Notwithstanding the foregoing, Landlord shall not be in default under the Lease or liable to Tenant for damages in the event Landlord is unable to secure possession thereof. Tenant’s sole remedy in the event of a delay shall be that the Nineteenth Expansion Commencement Date shall be extended until ninety (90) days following Landlord’s tender of possession to Tenant, and rental abatement associated with the Nineteenth Expansion Space shall be extended one day for every day of delay in possession. No delay in delivery of the Nineteenth Expansion Space shall affect Tenant’s obligations under the Lease as to the Current Premises and the Eighteenth Expansion Space. Notwithstanding the foregoing, (a) Landlord shall use reasonable efforts to deliver possession of the Nineteenth Expansion Space between August 1, 2003, and June 30, 2004, and (b) if Landlord has not delivered possession of the Nineteenth Expansion Space to Tenant by June 30, 2004, Tenant shall have the right, as Tenant’s sole and exclusive remedy, to terminate only that portion of this Amendment that relates to the Nineteenth Expansion Space by providing written notice to Landlord of such termination prior to July 15, 2004, in which event Tenant shall have no right to receive any abatements or allowances or have any obligation to lease the Nineteenth Expansion Space or to pay any rent or other sums in connection therewith. In the event Tenant fails to timely deliver the termination notice, Tenant shall be deemed to have waived such termination option and will take delivery from Landlord when tendered. All of the Nineteenth Expansion Space shall be delivered to Tenant on the same date, unless otherwise agreed to by Landlord and Tenant. Such termination right as to the Nineteenth Expansion Space shall not affect Tenant’s obligations under this Amendment and the Lease as to the Current Premises and the Eighteenth Expansion Space and Tenant shall remain fully liable therefor in accordance with this Amendment and the Lease.

SECTION 1.09. Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Trammell Crow Company and Cushman & Wakefield of Texas, Inc. (hereafter, the “Brokers”) and that a commission is owed to Brokers arising from this Amendment pursuant to a separate agreement. Landlord agrees to pay the Brokers pursuant to a separate agreement. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise; provided, however, Tenant shall not be required to indemnify Landlord for any claims brought by the Brokers.

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SECTION 1.10. Exhibits. Landlord and Tenant agree that the following exhibits have been attached hereto and will be deemed a part of this Amendment and the Lease for all purposes and will be in lieu of any similar rights or provisions currently set forth in the Lease:

Exhibit A-1	- Description of Eighteenth Expansion Space

Exhibit A-2	- Description of Nineteenth Expansion Space

Exhibit B-1	- Verification Letter - Eighteenth Expansion Space

Exhibit B-2	- Verification Letter - Nineteenth Expansion Space

Exhibit C-1	- Eighteenth Expansion Space – Tenant Finish-Work: Allowance

Exhibit C-2	- Construction Guidelines

SECTION 1.11. Further Amendment. To the extent this Amendment is inconsistent with or otherwise conflicts with the terms of the Lease, the terms of this Amendment shall govern.

Article II

MISCELLANEOUS

SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

SECTION 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 2.03. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES FOLLOW NEXT PAGE]

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IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

Dated: April 2, 2003	LANDLORD:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

	By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

		By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

			By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member

				By:	/s/ Henry G.Brauer Officer

	By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

		By:	/s/ Henry G. Brauer
Officer
Henry G. Brauer
Director of Asset Management
Date: March 20, 2003	TENANT:

WEATHERFORD INTERNATIONAL, INC.

	By:	/s/ Jon Nicholson
Name: Jon Nicholson
Title: Senior Vice President

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